UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2008

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreement.

On January 3, 2008, Osiris Therapeutics, Inc. (“Osiris” or the “Registrant”) was awarded a contract from the US Army Space & Missile Defense Command, a unit of the United States Department of Defense (DoD), to develop and stockpile Prochymal,  an adult stem cell therapy for the repair of gastrointestinal injury resulting from radiation exposure.  Under the terms of the contract, DoD will provide approximately $4.2 million in funding to the Registrant for the technology development of Prochymal for the treatment of acute radiation syndrome (ARS).  The contract further provides for additional funding for activities leading to United States Food and Drug Administration (FDA) approval of Prochymal for ARS and the scaling up of manufacturing processes, in the aggregate amount of up to $20.5 million, and provides the DoD with successive options for the purchase of a significant number of doses of Prochymal, for stockpiling purposes in the aggregate amount of up to $200 million.  The total value of the contract, assuming FDA approval and the exercise by DoD of all of its options to purchase doses of Prochymal at current prices, is up to $224.7 million.  The foregoing description of the contract is not complete and is qualified in its entirety by reference to the contract, which is referenced as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The contract is the first awarded to the Registrant under the previously announced agreement between the Registrant and Genzyme Corporation for collaboration in the preparation and execution of development and purchase agreements with U.S. and Allied governmental agencies.  For the initial product focus, that agreement provides for the contribution by the Registrant of Prochymal and corresponding safety and efficacy databases, and the contribution by Genzyme of product development and large-scale commercialization expertise. The agreement with Genzyme, entered into on July 26, 2007, provides for Genzyme to receive a royalty of 15% of net product sales, limited to those sales made under contract to U.S. or Allied governmental agencies for emergency preparedness.

The performance by the Registrant and the ability of the Registrant to benefit from  these agreements is subject to and presents numerous risks and uncertainties, including the risk factors discussed in the Registrant’s Annual Report on Form 10-K and other periodic reports.  These risks also include risks of adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or to obtain option awards, task orders, or funding under contracts; risks of contract performance; risks of contract termination, either for default or for the convenience of the U.S. government; adverse results of U.S. government audits of our U.S. government contracts; and risks associated with complex U.S. government procurement laws and regulations.

ITEM 7.01 Regulation FD Disclosure.

On January 3, 2008, the Company issued a press release announcing that it had been awarded a contract from the United States Department of Defense to develop and stockpile Prochymal as an adult stem cell therapy for the repair of gastrointestinal injury resulting from radiation exposure. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing (including any Item of this filing) pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in this or such filing, incorporating by reference such information.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Award/Contact issued by the US Army Space & Missile Defense Command to the Registrant, dated January 3, 2008.
99.1	Press Release of the Registrant dated January 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: January 4, 2008	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Award/Contract issued by the US Army Space & Missile Defense Command to the Registrant dated January 3, 2008.

99.1	Press Release of the Registrant dated January 3, 2008